Exhibit 10.7

AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO THE SECURITY AGREEMENT (the “Amendment”) is executed as of this 13th day of January, 2012 (“Effective Date”) by and between BLAST ENERGY SERVICES, INC., a Texas corporation (“Company”), Eagle Domestic Drilling Operations, LLC, a Texas limited liability Company, BLAST AFJ, Inc., a Delaware corporation on one hand (collectively, the “Grantors”), and CENTURION CREDIT FUNDING LLC, a Delaware limited liability company (the “Centurion”) on the other hand. All capitalized terms used but not otherwise defined herein have the respective meanings given them in the Security Agreement.  This Amendment supersedes and replaces the Term Sheet, dated December 2011, by and between the parties.

W I T N E S S E T H

WHEREAS, on February 24, 2011, the Company and Centurion entered into that certain Note Purchase Agreement (the “Note Purchase Agreement”), together with the Transaction Documents referenced in the Note Purchase Agreement and defined therein, including the First Tranche Promissory Note and the Second Tranche Promissory Note (collectively, the “Promissory Notes”), the Royalty Payment Agreement, the Mortgages, the Security Agreement, Warrant Agreement (including the first and second amendments), and Intercreditor Agreement, and the Guarantee.

WHEREAS, concurrently with or prior to the execution of this Amendment, the Company, Pacific Energy Development Corp., a Nevada corporation ("PEDCO") and Blast Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub"), entered into a Plan of Reorganization (as the same may be amended from time to time, the "Merger Agreement") attached hereto as Exhibit A, providing for, among other things, the merger (the "Merger") of Merger Sub and PEDCO pursuant to the terms and conditions of the Merger Agreement (the “Merger Transaction”);

WHEREAS, as a condition to its willingness to consummate into the Merger Agreement, PEDCO has required that Centurion execute and deliver this Amendment, together with the other amendments, of even date herewith, to the Security Agreement and other Transaction Documents; and

WHEREAS, Centurion believes it shall derives substantial benefit from the consummation of the Merger Agreement, and in order to induce PEDCO to consummate the Merger Agreement, Centurion is willing to make amendments to the Security Agreement and the other Transaction Documents,

WHEREAS, the Company and Centurion desire to amend the Security Agreement on the terms and for the consideration set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to the Security Agreement.  Subject to Section 2 hereof, the following amendments shall take effect upon the “Effective Merger Date,” as defined in the Merger Agreement.

a.	The following language is hereby inserted as a separate paragraph at the end of Section 2.

“Notwithstanding the foregoing, the following assets shall not be included within the definition of Collateral: (i) Grantors’ equity interest in Pacific Energy Development Corp, a Nevada corporation (“PEDCO”), and subsidiaries and joint ventures in which PEDCO has an interest (the “PEDCO Parties”), and (ii) any personal property or assets, tangible or intangible, including, but not limited to, mineral interests and leasehold interests, wherever located, acquired by Grantors after the Effective Merger Date.  For avoidance of doubt, (x) any property or assets owned directly by any PEDCO Parties shall not be included in the definition of Collateral and (y) any assets and property, tangible or intangible, wherever located, derived from or arising out of property or assets owned by the Grantors prior to the Effective Merger Date shall be included within the definition of Collateral.”

b.	Section 6(i) is hereby deleted in its entirety.

c.	Section 6(l) is hereby deleted in its entirety and replaced with the following:

“(l) Motor Vehicles.  Upon request of Secured Party, with respect to all motor vehicles owned by any Grantor that is part of the Collateral, Grantor shall deliver to Secured Party, a certificate of title for all such motor vehicles and shall cause those title certificates to be filed (with the Secured Party’s Liens noted thereon) in the appropriate state motor vehicle filing office; and”

d.	Sub-clauses (i) of Section 8(c) is hereby deleted in its entirety.

e.	Centurion hereby authorizes the Grantors to file amended financing statements to reflect the change in the definition of Collateral as contemplated by this Amendment."

f.
Notwithstanding Section 24 of the Security Agreement, neither PEDCO nor any of the PEDCO Parties shall be deemed to be a new Subsidiary of Grantor and shall not be required to become a party to the Security Agreement.

g.	Section 24 is hereby deleted in its entirety.

2. Covenant. The Company believes that PEDCO will derive substantial benefit from the consummation of the Merger Agreement.  The Company covenants and agrees to cause PEDCO to execute and deliver the Centurion a Guaranty in the form attached hereto as Exhibit B  (the “Guaranty”) prior to or concurrently with the Effective Merger Date.   Notwithstanding anything else contained herein to the contrary, the amendments set forth in Section 1 hereto shall not be effective until such Guaranty has been executed and delivered to Centurion.

3. Representations and Warranties.

a.
The Company has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company, this Amendment shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

b.
Centurion has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by Centurion and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of Centurion, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by Centurion, this Amendment shall constitute a valid and binding obligation of Centurion enforceable against Centurion in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

4. Limited Effect.  Except as amended hereby, the Security Agreement shall remain in full force and effect, and the valid and binding obligation of the parties thereto.

5. Consent and Waiver of Defaults.  Notwithstanding any provision in any Transaction Document, Centurion hereby consents to the Merger Agreement and the transactions contemplated thereby.  After reasonable investigation, the Company is unaware of any defaults under the Transaction Documents.  Notwithstanding the foregoing, however, Centurion hereby waives any past or existing defaults under the Transaction Documents, known or unknown, provided that such waiver does not constitute an agreement to waive in the future any term or covenant of any of the Transaction Documents, other than as explicitly stated herein.

6. Sale of Certain Assets.  Centurion hereby consents to the sale by the Company of its blast drilling rig asset, including but not limited to the abrasive mixing unit manufactured by ANT of Lubeck, Germany, the formation access tool, and the Burney control computer located in control cab on the blast drilling rig, and the use of the proceeds therefrom to repay amounts owed to PEDCO.

7. Expenses.  Each party shall pay its own fees, costs and expenses incurred in connection with this Amendment.

8. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Amendment.

9. Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided however that PEDCO shall be a deemed to be a third party beneficiary to all of the Company's rights and remedies hereunder.

10. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, have caused this First Amendment to Security Agreement to be duly executed and delivered as of the date first written above.

BLAST ENERGY SERVICES, INC.	CENTURION CREDIT FUNDING LLC

By: /s/ Roger P. (Pat) Herbert	By: /s/ David Steinberg
Name: Roger P. (Pat) Herbert	Name: David Steinberg
Title: President	Title: Authorized Signatory

BLAST AFJ

By: /s/ Roger P. (Pat) Herbert
Name: Roger P. (Pat) Herbert
Title: President

EAGLE DOMESTIC DRILLING OPERATIONS, LLC

By: /s/ Roger P. (Pat) Herbert
Name: Roger P. (Pat) Herbert
Title: President

EXHIBIT A: MERGER AGREEMENT